SETTLEMENT AGREEMENT


     Agreement entered into as of September 30, 1999 among Hemagen Diagnostics, Inc., the following individual directors of Hemagen: Dr. Carl Franzblau, Dr. Ricardo de Oliveira, Dr. Alan S. Cohen, Lawrence Gilbert, Charles W. Smith and Paul N. Fruitt (collectively referred to sometimes hereafter as the "Hemagen Directors"); the following Hemagen Officers: Myrna Franzblau, William Franzblau and Scott Weiss (collectively referred to sometimes hereafter as the "Hemagen Officers"); William P. Hales; Redwood Holdings, Inc. and certain of its employees including Jerry L. Ruyan, Thomas A. Donelan and Christopher P. Hendy (Hales and the employees of Redwood Holdings, Inc. are collectively referred to sometimes hereafter as the "Redwood Nominees").

     In consideration of the mutual promises and undertakings contained below, the parties agree as follows:

     1.   Recitals

          1.1 Hemagen is a Delaware corporation, with its address at 34-40 Bear Hill Road, Waltham, Massachusetts 02451. Its shares are traded on the Nasdaq Small Cap Market and are registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Hemagen Directors are all of the duly elected members of the Board of Directors of Hemagen and are serving as such pursuant to, inter alia, the Order of the Court of Chancery dated September 24, 1999. Redwood Holdings, Inc. is an Ohio corporation with its address at 9468 Montgomery Road, Cincinnati, Ohio 45242.

          1.2 The Redwood Nominees solicited written consents of shareholders of Hemagen seeking several changes to the Bylaws of Hemagen, the removal of the Hemagen Directors and the election of the Redwood Nominees. The solicitation commenced July 20, 1999. The Redwood Nominees delivered affirmative unrevoked consents to Hemagen's statutory agent on September 14, September 15 and September 17, 1999 and as of September 17, 1999 had delivered consents in quantities sufficient to represent a majority of the outstanding shares of Hemagen.

          1.3 Hemagen and the Hemagen Directors opposed the consent solicitation of the Redwood Nominees and on July 2, 1999 adopted an amendment to the Bylaws of Hemagen increasing the percentage of votes necessary to amend the Bylaws from a majority of outstanding shares to two-thirds of outstanding shares.

          1.4 On September 14, 1999, the Redwood Nominees brought an action in the Court of Chancery of the State of Delaware captioned as Jerry L. Ruyan, Plaintiff, v. Carl Franzblau, Lawrence Gilbert, Charles W. Smith, Paul N. Fruitt, Alan S. Cohen and Hemagen Diagnostics, Inc., a Delaware corporation, Defendants, and further identified as Case Number C.A. No. 17426. In that action the Redwood Nominees contended, among other things,


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     that the  actions of the Hemagen  Board in  amending  its Bylaws of July 2,
     1999 was inequitable and should be enjoined and sought a declaration that all of their proposals had been duly adopted by virtue of their delivery of written consents. Defendants answered the complaint, denied its material allegations and asserted various affirmative defenses. Defendants also moved to dismiss on various grounds.

          1.5 The parties have agreed to settle all outstanding disputes among them and for that purpose are entering into this Agreement which shall become effective at the time the last party, other than Dr. de Oliveira, executes and delivers a copy of this Agreement. Dr. de Oliveira may join the Agreement by signing a copy by October 6, 1999.

     2.   Change in Directors

          2.1 Each of the Hemagen Directors other than Dr. Cohen and Dr. de Oliveira agree to resign seriatim. Immediately after each resignation, the remaining Board members agree to elect each of the Redwood Nominees to fill the vacancy caused by such resignations.

     3.   Purchase of Shares

          3.1 The following individuals ("Sellers") shall sell the numbers of shares of Common Stock of Hemagen listed below to the individual Redwood Nominees (the "Buyers") and such individuals hereby agree to purchase all such shares, for cash, at $1.125 per share cash. Each Seller represents that he/she owns the shares free and clear and that upon transfer they will be subject to no restrictions except those which may exist under the Securities Act of 1933 due to the fact that he/she is an affiliate of Hemagen and the shares to be sold to the Buyers would, therefore, be restricted shares as defined in Securities and Exchange Commission Rule 144.

                                                      Number of
              Name                                      Shares
         ------------------                           ----------
         Carl Franzblau                                 334,510
         Myrna Franzblau                                314,511
         William Franzblau                               64,390
         Scott Weiss and/or
         Rachel Weiss                                    64,390

          The sale of shares shall be closed within one business day after execution of this Agreement.

          In addition to the foregoing, the Redwood Nominees will use their best efforts to locate buyers for Hemagen Common Stock that other departing Hemagen Directors and Hemagen Officers desire to sell at market prices. In no event, however, will any such departing Hemagen Director or Hemagen Officer be required to sell shares, and the Redwood Nominees shall not be entitled to compensation for locating buyers for such shares.

     4.   Directors' and Officers' Liability Insurance

     Hemagen shall maintain the current officers' and directors' coverage amounts and limitations now contained in its officers' and directors' liability insurance policy until September 27, 2002. Hemagen shall also maintain the indemnification provisions (Article VII), adopted by the Hemagen Directors on July 2, 1999 contained in Hemagen's Bylaws that apply to the Hemagen Directors and the Hemagen Officers. The parties agree that such bylaw shall not be amended or eliminated.

     5.   Employment Arrangements

          5.1 Dr.Carl Franzblau hereby resigns as an officer of Hemagen, and all employment agreements between Hemagen and Dr. Carl Franzblau are terminated and of no further effect. Contemporaneously with the execution of this Agreement, and in consideration of such resignation, Hemagen shall enter into a new consulting contract which shall require Dr. Franzblau to devote no more than ten hours per week during reasonable business hours until December 16, 1999 and up to four hours per week thereafter for the sum of $26,500 per month from October 1, 1999 until March 31, 2000. Dr. Franzblau shall also enter into confidentiality and non-competition agreements covering the period from September 29, 1999 through September 30, 2000, with such other terms and conditions as are usual and customary to such agreements. Under no circumstances, however, shall such agreements include any right of termination of consultant in the Company or its Board. Hemagen shall maintain the current lease of a company car for the benefit of Dr. Franzblau through June 18, 2000.

          5.2 William Franzblau hereby resigns as an officer of Hemagen, and all employment agreements between Hemagen and William Franzblau are terminated and of no further effect. Contemporaneously with the execution of this Agreement, and in consideration of such resignation, Hemagen shall enter into a new agreement with William Franzblau which shall require him to devote the time set forth therein during reasonable business hours for a sum of $10,833 per month from October 1, 1999 until the date on which Hemagen's audit committee approves Hemagen's year-end financial statements for fiscal 1999 and Hemagen files its Annual Report on Form 10-K for fiscal 1999, at which time William Franzblau shall resign as an employee. The agreement will provide that after the conclusion of the employment arrangement with William Franzblau and through March 31, 2000 William Franzblau will remain with Hemagen in a consulting capacity. William
     Franzblau shall also enter into confidentiality and non-competition agreements covering the period from September 29, 1999 through September 30, 2000, with such other terms and conditions as are usual and customary to such agreements. Under no circumstances, however, shall such agreements include any right of termination of consultant in the Company or its Board.

          5.3 Myrna Franzblau and Scott Weiss hereby resign as officers of Hemagen and all employment agreements between them and Hemagen are terminated and of no further effect. Contemporaneously with the execution of this Agreement, and in consideration of such resignation, Hemagen shall employ each of them under new agreements calling for employment during reasonable business hours until October 13, 1999, at which time they shall each resign as employees, and thereafter enter into contracts retaining each on a consulting basis until December 31, 1999 for the sum of $8,750 and $10,833, respectively, per month. Each of them shall enter into confidentiality and non-competition agreements covering the period from September 29, 1999 through September 30, 2000, with such other terms and conditions as are usual and customary to such agreements. Under no circumstances, however, shall such agreements include any right of termination of consultant in the Company or its Board.

          5.4 The payment obligations of Hemagen set forth above in this Section 5 are intended to be absolute obligations. All of the payments called for shall be accelerated and all become due and payable on demand should any of them remain unpaid for a period of five business days or more. Should the obligations then not be paid upon demand, the employees named in Section 5 will be entitled to a further payment of 10% of the amount then due as liquidated damages. In the event of any non-payment and upon demand, Hemagen shall advance attorneys fees for the purpose of enforcing payment of this obligation including all amounts accelerated and all fees incurred in enforcing payment obligations hereunder shall be paid by the Company.

     6.   Mutual Releases

     The parties further do hereby release and forever discharge each other and their respective agents, representatives, employees, and any other related entities from any and all debts, claims, demands, damages, losses, liabilities, rights, actions, causes of actions, expenses, contracts, promises, judgments, awards, and suits of any kind whatsoever, accrued or contingent, liquidated or unliquidated, known or unknown, and foreseen and unforeseen (except any action relative to the parties' performance of their obligation under this Agreement), which they have or could have asserted against each other, which they may now have or may hereafter have by reason of any matter, act, omission, cause or event whatsoever which has occurred or which has been done or suffered to be done, pertaining to Hemagen or the written consent procedure initiated by Redwood Holdings and the Redwood Nominees prior to the date hereof. Each of the parties hereto undertakes not to denigrate, disparage or make any negative comment regarding any other party hereto with respect to activities involving Hemagen.

     7.   Dismissal of Litigation

     All existing litigation among the parties, including, but not limited to, the above-referred to case in the Court of Chancery of the State of Delaware and a case now pending in the Commonwealth of Massachusetts entitled Hemagen Diagnostics, Inc. vs. Redwood Holdings, et al. and further identified as Civil

Action No. 99CV11860MEL, shall be dismissed with prejudice immediately following execution and delivery of this Agreement.

     8.   Stock Options

     Existing options granted by Hemagen to Carl Franzblau to purchase 20,000 shares of Common Stock, to William Franzblau to purchase 30,500 shares of Common Stock, to Myrna Franzblau to purchase 40,000 shares of Common Stock and to Scott Weiss to purchase 41,500 shares of Common Stock as per Exhibit A will each be extended so that, notwithstanding their current terms, they will expire on September 27, 2002 regardless of employment status and any necessary plan amendments are hereby made. The terms of such options will not be amended in any other manner prior to September 27, 2002.

     9.   Miscellaneous

     This Agreement shall be governed by the laws of the State of Delaware (except with respect to conflicts of laws principles) and may be signed in several counterparts, all of which may be deemed part of an original. The addresses to which notice may be given to the parties are as set forth above for Hemagen and Redwood Holdings, Inc. and for the other parties are as follows:

----------------------------- --------------------------------------------------
     Name                                      Address
----------------------------- --------------------------------------------------
Dr. Carl Franzblau and        147 Plymouth Road
Myrna Franzblau               Newton, Massachusetts   02461
----------------------------- --------------------------------------------------
Dr. Ricardo de Oliveira,      Hemagen Diagnosticos Comercio, Importacao Ltda.
                              Rua Tavares Cabral
                              185 Pinheiros - CEP 05423-030
                              S. Paulo - SP, Brazil
----------------------------- --------------------------------------------------
Dr. Alan S. Cohen             54 Winston Road
                              Newton, MA   02159
----------------------------- --------------------------------------------------
Mr. Lawrence Gilbert          California Institute of Technology
                              1200 East California Boulevard
                              Mail Code 210-85
                              Pasadena, CA 91125
----------------------------- --------------------------------------------------
Mr. Charles W. Smith          2730 Polo Island Drive, A103
                              West Palm Beach, FL   33414
----------------------------- --------------------------------------------------
Mr. Paul N. Fruitt            60 Mary Ellen Road
                              Newton, MA   02468
----------------------------- --------------------------------------------------
Mr. William Franzblau         4 Maplewood Avenue
                              Newton, MA   02459
----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------
Mr. Scott Weiss               5 Oakmont Road
                              Newton, MA   02459
----------------------------- --------------------------------------------------
Mr. William P. Hales          408 W. 57th Street, Apt. 4A
                              New York, New York 10019
----------------------------- --------------------------------------------------
Mr. Jerry L. Ruyan            c/o Redwood Holdings, Inc.
Mr. Christopher P. Hendy      9468 Montgomery Road
Mr. Thomas A. Donelan         Cincinnati, Ohio 45242
----------------------------- --------------------------------------------------

     10.  Limitation of Remedies

     The provisions of this Agreement will be the sole basis upon which any party, or the assignee of any party may assert any claims against or seek to impose any liability whatsoever against the Hemagen Directors or Hemagen Officers in connection with this Agreement and the transactions contemplated hereby, whether based on contract, tort, statute, regulation (including Rule 10b-5 of the Rules of the Securities and Exchange Commission), or otherwise. Notwithstanding the foregoing sentence, the provisions of the Stock Purchase and Sale Agreements executed as of the date hereof between various Sellers and Purchasers shall continue by their terms, and provide an additional basis upon which the Purchaser Parties may assert liability, based solely upon breach of contract, against their respective Seller Parties; and the provisions of the Transition Consulting Agreements between Hemagen and various of its former employees shall also be an additional basis upon which the consultants under such Agreements may assert liability against the Company.

     IN WITNESS WHEREOF, each of the parties have executed this Agreement on the date set forth hereafter.

                                           HEMAGEN DIAGNOSTICS, INC.



Date:  September 30, 1999                  BY:       /s/Jerry L. Ruyan
                                               _________________________________




Date:  September 30, 1999                           /s/Carl Franzblau
                                           _____________________________________
                                                    Dr. Carl Franzblau



Date:  September 30, 1999                           /s/Ricardo de Oliveira
                                           _____________________________________
                                                    Dr. Ricardo de Oliveira

Date:  September 30, 1999                            /s/Alan S. Cohen
                                           _____________________________________
                                                     Dr. Alan S. Cohen



Date:  September 30, 1999                            /s/Lawrence Gilbert
                                           _____________________________________
                                                     Lawrence Gilbert



Date:  September 30, 1999                            /s/Charles W. Smith
                                           _____________________________________
                                                     Charles W. Smith



Date:  September 30, 1999                            /s/Paul N. Fruitt
                                           _____________________________________
                                                     Paul N. Fruitt



Date:  September 30, 1999                            /s/Myrna Franzblau
                                           _____________________________________
                                                     Myrna Franzblau



Date:  September 30, 1999                            /s/William Franzblau
                                           _____________________________________
                                                     William Franzblau



Date:  September 30, 1999                            /s/Scott Weiss
                                           _____________________________________
                                                     Scott Weiss


                                           REDWOOD HOLDINGS, INC.



Date:  September 30, 1999                  BY:      /s/Thomas A. Donelan
                                              __________________________________
                                                             , President

Date:  September 30, 1999                            /s/William P. Hales
                                           _____________________________________
                                                     William P. Hales



Date:  September 30, 1999                            /s/Jerry L. Ruyan
                                           _____________________________________
                                                     Jerry L. Ruyan



Date:  September 30, 1999                            /s/Christopher P. Hendy
                                           _____________________________________
                                                     Christopher P. Hendy



Date:  September 30, 1999                            /s/Thomas A. Donelan
                                           _____________________________________
                                                     Thomas A. Donelan

                                    Sheet 1

           Stock Options Extended to Carl Franzblau, Myrna Franzblau,
                       William Franzblau and Scott Weiss

                                   No./Shares               Price/Share
                                   ----------               -----------

Carl Franzblau                      10,000                     $2.19
                                    10,000                     $1.20

Myrna Franzblau                     10,000                     $1.75
                                    10,000                     $2.19
                                    10,000                     $1.20
                                    10,000                     $1.20

William Franzblau                      500                     $2.00
                                    10,000                     $1.75
                                    10,000                     $2.19
                                    10,000                     $1.20

Scott Weiss                          1,000                     $1.75
                                       500                     $2.00
                                    10,000                     $1.75
                                    10,000                     $2.19
                                    20,000                     $1.20